UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 6, 2013

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Retractable Technologies, Inc. was held on September 6, 2013.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon, and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1: The Election of Three Class 1 Directors

All Directors nominated by the Board of Directors were elected.

	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
CLASS 1 DIRECTORS
Steven R. Wisner	16,571,768	30,426	0
Marco Laterza	16,587,428	14,776	0
Amy Mack	16,587,628	14,576	0

Proposal 2: The Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory, non-binding basis, the compensation of Retractable Technologies, Inc.’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
16,421,700	57,504	123,000	0

Proposal 3: The Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

The shareholders voted, on an advisory, non-binding basis, on the frequency of future executive compensation advisory votes and the results of such vote are set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
906,362	16,740	15,558,402	120,700	0

Based on the results of this vote, Retractable Technologies, Inc. will include a shareholder vote on executive compensation in its proxy materials every three (3) years until the next required vote on the frequency of such a vote is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	September 9, 2013	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

		BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER